As filed with the Securities and Exchange Commission on July 31, 1997

                                                    Registration No. 333-5362-NY

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -----------------

                              VIRGINIA GAS COMPANY
          (Name of Small Business Issuer as Specified in its Charter)



            DELAWARE                                        4923                                         87-0443823
(State or other jurisdiction of                    (Primary Standard Industrial                       (I.R.S. Employer
incorporation or organization)                     Classification Code Number)                        Identification No.)



         200 EAST MAIN STREET, ABINGDON, VIRGINIA 24210, (540) 676-2380 (Address and Telephone Number of Principal Executive Offices)

         200 EAST MAIN STREET, ABINGDON, VIRGINIA 24210, (540) 676-2380 (Address of Principal Place of Business or Intended Principal Place of
                                   Business)

                              -----------------


                               MICHAEL L. EDWARDS
                              200 EAST MAIN STREET
                            ABINGDON, VIRGINIA 24210
                                 (540) 676-2380
           (Name, address and telephone number of agent for service)


                                   Copies to:
                             BRIGHT & BARNES, P.C.
                        TWO LEADERSHIP SQUARE, SUITE 810
                         OKLAHOMA CITY, OKLAHOMA 73102
                                 (405) 236-8016
                          ATTN: ROBERT C. BRIGHT, ESQ.


                              -----------------

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

                              -----------------


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               SUPPLEMENT TO THE PROSPECTUS DATED JUNE 5, 1997



                                JULY 31, 1997





        The purpose of this supplement is to correct a typographical error in the Prospectus dated June 5, 1997. The Tradeable Warrants are exercisable at any time after August 3, 1997 until October 4, 2001.